EXHIBIT 1

                   JOINT ACQUISITION STATEMENT
                  PURSUANT TO RULE 13-d-1(f)(1)


          The undersigned acknowledge and agree that the foregoing Amendment No. 4 to the statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this Amendment No. 4 to the statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness or accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:  August 31, 1995


                         HPB ASSOCIATES, L.P.


                         By: /s/ Howard P. Berkowitz
                         ----------------------------
                         Howard P. Berkowitz,
                         Managing Partner


                           /s/ Howard P. Berkowitz
                         ---------------------------
                         Howard P. Berkowitz


                         /s/ Richard Ravitch
                         ---------------------------
                         Richard Ravitch

                         /s/ Harold Blumenstein
                         ---------------------------
                         Harold Blumenstein

                         /s/ James Grosfeld
                         ---------------------------
                         James Grosfeld